UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-11(c) or §240.14a-12

PULSE BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PULSE BIOSCIENCES, INC.

601 Brickell Key Drive, Suite 1080

Miami, FL 33131

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 4:00 p.m., Eastern Time, on September 30, 2025

Dear Pulse Biosciences, Inc. Stockholder:

Notice is hereby given that Pulse Biosciences, Inc. (the “Company,” “Pulse,” “we,” “us,” or “our”) will hold a special meeting of stockholders (the “Special Meeting”) on September 30, 2025 at 4:00 p.m., Eastern Time. The Special Meeting will be conducted virtually via live webcast. You will be able to vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PLSE2025SM. Please have your notice or proxy card in hand when you visit the website. During the Special Meeting, stockholders will be asked to vote on the following proposals, as more fully described in the accompanying proxy statement:

1.         to approve an amendment to the Pulse Biosciences, Inc. 2017 Equity Incentive Plan (the “Equity Plan”) to (i) increase the number of shares of the Company’s common stock issuable under the Equity Plan by 2,000,000 shares and (ii) change the Equity Plan’s definition of “Consultant”;

2.         subject to approval of Proposal 1, to ratify the options awarded under the Equity Plan on August 9, 2024 and January 21, 2025 to acquire up to 1,100,000 shares of the Company’s common stock; and

3.         to transact any other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on August 25, 2025 as the record date for the Special Meeting (the “Record Date”). Only stockholders of record on August 25, 2025 are entitled to notice of and to vote at the Special Meeting. It is important that your shares are represented and voted at the Special Meeting. For specific voting instructions, please refer to the information provided in the proxy statement, together with your proxy card or the voting instructions you received with the proxy statement.

Your vote must be received by 11:59 p.m., Eastern Time, on September 29, 2025. This proxy statement and the accompanying proxy card will first be made available to our stockholders on or about September 2, 2025.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Special Meeting, we request that you submit your vote via the Internet, telephone or mail.

Thank you for your continued support of Pulse Biosciences, Inc.

By Order of the Board of Directors,

/s/ Paul A. LaViolette
Paul A. LaViolette
President, Chief Executive Officer and Co-Chairman of the Board of Directors
Miami, Florida
September 2, 2025

TABLE OF CONTENTS

GENERAL INFORMATION	1
QUESTIONS AND ANSWERS	1
PROPOSAL 1: AMENDMENT TO THE PULSE BIOSCIENCES, INC. 2017 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AND TO CHANGE THE DEFINITION OF “CONSULTANT”	7
PROPOSAL 2: RATIFICATION OF THE GRANT OF OPTIONS TO ACQUIRE COMMON STOCK GRANTED TO AN EXECUTIVE AND CERTAIN DIRECTORS AND CONSULTANTS OF THE COMPANY PURSUANT TO THE EQUITY PLAN	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
OTHER INFORMATION	16
Annex A	A-1

PULSE BIOSCIENCES, INC.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS
To Be Held at 4:00 p.m., Eastern Time, on September 30, 2025

GENERAL INFORMATION

We are providing you with this Proxy Statement and the enclosed form of proxy in connection with the solicitation by our Board of Directors for use at our special meeting of stockholders (the “Special Meeting”). The Special Meeting will be conducted virtually via live audio webcast by visiting www.virtualshareholdermeeting.com/PLSE2025SM on September 30, 2025 at 4:00 p.m., Eastern Time. This Proxy Statement contains important information regarding our Special Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” “Pulse,” or the “Company” refers to Pulse Biosciences, Inc., a Delaware corporation.

This Proxy Statement and the accompanying proxy card or voting instruction form will first be made available to our stockholders on or about September 2, 2025.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on or that can be accessed through our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

QUESTIONS AND ANSWERS

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card, or if available, voting by telephone or the Internet. We have designated Paul A. LaViolette and Jon Skinner to serve as proxies for the Special Meeting.

What matters will be voted on at the Special Meeting?

The following matters will be voted on at the Special Meeting:

Proposal 1: to approve Amendment No. 1 to the Pulse Biosciences, Inc. 2017 Equity Incentive Plan (the “Equity Plan”), attached to this Proxy Statement as Annex A (the “Plan Amendment”), to increase the number of shares of the Company’s common stock, $0.001 par value per share (our “Common Stock”) issuable under the Equity Plan by 2,000,000 shares and to change the Equity Plan’s definition of “Consultant” to allow the Company to grant equity awards to employees engaged by the Company through an employer of record;

Proposal 2: subject to approval of Proposal 1, to ratify the options awarded under the Equity Plan on August 9, 2024 and January 21, 2025 to acquire up to 1,100,000 shares of the Company’s common stock (collectively, the “Awards”); and

such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

●	“FOR” the approval of the Plan Amendment, to increase the number of shares of the Company’s common stock issuable under the Equity Plan by 2,000,000 shares and to change the Equity Plan’s definition of Consultant; and

●	“FOR” the ratification of the grant (subject to approval of Proposal 1) of the Awards to an executive and certain directors and consultants of the Company pursuant to the Equity Plan.

Will there be any other items of business on the agenda?

If any other items of business or other matters are properly brought before the Special Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. Our Board of Directors does not intend to bring any other matters to be voted on at the Special Meeting. We are not currently aware of any other matters that may properly be presented by others for action at the Special Meeting.

Who is entitled to vote at the Special Meeting?

Holders of our Common Stock at the close of business on August 25, 2025, which we refer to as the record date, may vote at the Special Meeting. Each stockholder is entitled to one vote for each share of our Common Stock held as of the record date. In deciding all matters at the Special Meeting, each stockholder will be entitled to one vote for each share of our Common Stock held by them on the record date.

A list of stockholders entitled to vote at the Special Meeting will be available for inspection at our principal executive offices for at least ten days prior to the Special Meeting and at the Special Meeting. A stockholder may examine the list for any legally valid purpose related to the Special Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record. You are a stockholder of record if, at the close of business on the record date your shares were registered directly in your name with Broadridge Corporate Issuer Solutions, Inc., our transfer agent. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Special Meeting.

Beneficial Owner. You are a beneficial owner if, at the close of business on the record date, your shares were held by a brokerage firm, bank or other nominee and not in your name. Being a beneficial owner means that, like many of our stockholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. However, because a beneficial owner is not the stockholder of record, you may not vote your shares of our Common Stock at the Special Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please see “What if I do not specify how my shares are to be voted?” for more information.

Do I have to do anything in advance if I plan to attend the Special Meeting?

The Special Meeting will be a virtual audio meeting of stockholders, which will be conducted via live audio webcast. You are entitled to participate in the Special Meeting only if you were a holder of our Common Stock as of the close of business on August 25, 2025 or if you hold a valid proxy for the Special Meeting.

To participate in the Special Meeting, you will need the control number included on your notice or proxy card. The live audio webcast will begin promptly at 4:00 p.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 3:30 p.m., Eastern Time, and you should allow ample time for the check-in procedures.

How do I ask questions during the Special Meeting?

We are committed to ensuring our stockholders have the same rights and opportunities to participate in the Special Meeting as if it been held in a physical location. If you wish to submit a question during the meeting, you may log into www.virtualshareholdermeeting.com/PLSE2025SM and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.”

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters are not pertinent to meeting matters and therefore will not be answered.

How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page at www.virtualshareholdermeeting.com/PLSE2025SM.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares:

●

By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Your completed, signed and dated proxy card must be received prior to the Special Meeting.

●

By telephone or via the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided in the proxy card. We recommend that you have your proxy card in hand when voting by telephone or via the Internet. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Time, on September 29, 2025.

●

Attend the Special Meeting. You may vote at the Special Meeting by following the instructions at www.virtualshareholdermeeting.com/PLSE2025SM. Please have your notice or proxy card in hand when you visit the website.

Beneficial Owners. If you are a beneficial owner of your shares, you will receive voting instructions from the broker, bank or other nominee holding your shares. You should follow the voting instructions provided by your broker, bank or nominee in order to instruct your broker, bank or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, bank or nominee. Shares held beneficially may be voted at the Special Meeting only if you obtain a legal proxy from the broker, bank or nominee giving you the right to vote the shares.

Whether or not you plan to attend the Special Meeting, we request that you vote by proxy to ensure your vote is counted. To vote, you will need the control number. The control number will be included in the notice or on your proxy card if you are a stockholder of record, or included with your voting instructions received from your broker, bank or other nominee if you hold your shares of common stock in a “street name”.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access.

Can I revoke or change my vote after I submit my proxy?

Stockholders of Record. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

●	signing and returning a new proxy card with a later date;

●	entering a new vote by telephone or via the Internet by 11:59 p.m., Eastern Time, on September 29, 2025;

●	delivering a written revocation to our Corporate Secretary at Pulse Biosciences, Inc., 601 Brickell Key Drive, Suite 1080, Miami, FL 33131 by 5:00 p.m., Eastern Time, on September 29, 2025; or

●	following the instructions at www.virtualshareholdermeeting.com/PLSE2025SM.

Beneficial Owners. If you are a beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow its instructions on changing your vote.

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

●

“FOR” the approval of the Plan Amendment to increase the number of shares of the Company’s common stock issuable under the Equity Plan by 2,000,000 shares and to change the definition of “Consultant” to allow the Company to grant equity awards to employees engaged by the Company through an employer of record;

●	“FOR” the ratification of the grant (subject to approval of Proposal 1) of the Awards to an executive and certain directors and consultants of the Company pursuant to the Equity Plan; and

●	in the discretion of the named proxies regarding any other matters properly presented for vote at the Special Meeting.

Beneficial Owners. If you are a beneficial owner and you do not provide your broker, bank or other nominee with voting instructions, your broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of The Nasdaq Stock Market, brokers, banks and other nominees do not have discretion to vote on non-routine matters absent direction from you.

What constitutes a quorum, and why is a quorum required?

A quorum is the minimum number of shares required to be present at the Special Meeting for the Special Meeting to be properly held under our bylaws and Delaware law. The presence (including by proxy) of a majority of all issued and outstanding shares of our Common Stock entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. As of the close of business on the record date of August 25, 2025, we had 67,295,847 shares of common stock outstanding and entitled to vote at the Special Meeting, meaning that 33,647,924 shares of common stock must be represented at the Special Meeting to constitute a quorum.

Your shares will be counted towards the quorum if you submit a proxy or vote at the Special Meeting. Abstentions will also count towards the quorum requirement. Broker non-votes will not be counted for purposes of calculating whether a quorum is present at the Special Meeting as Proposal 1 and Proposal 2 are considered non-routine matters on which brokers are not entitled to vote without instructions. If there is not a quorum, a majority of the shares present at the Special Meeting may adjourn the meeting to a later date.

What is the effect of a broker non-vote?

Brokers, banks or other nominees who hold shares of our Common Stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Special Meeting. A broker non-vote occurs when a broker, bank or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will not be counted for purposes of calculating whether a quorum is present at the Special Meeting as Proposal 1 and Proposal 2 are considered non-routine matters. A broker or other nominee cannot vote without instructions on non-routine matters.  Because no routine matters are being voted on at the Special Meeting, we do not expect any broker non-votes.

What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: Approval of the Plan Amendment to increase the number of shares of Common Stock issuable under the Equity Plan by 2,000,000 shares and to change the Equity Plan’s definition of Consultant.	The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the special meeting (assuming a quorum is present).	No
Proposal 2: Subject to approval of Proposal 1, the ratification of the grant of the Awards under the Equity Plan.	The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the special meeting (assuming a quorum is present).	No

With respect to Proposal 1, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on this proposal, your abstention will act as a vote against approval of the Plan Amendment.  Shares represented by executed, but unmarked, proxies will be voted “FOR” the approval of the Plan Amendment.

With respect to Proposal 2, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on this proposal, your abstention will act as a vote against ratification of the Awards.  Shares represented by executed, but unmarked, proxies will be voted “FOR” the approval of the grant Awards. If Proposal 1 is not approved, Proposal 2 will not be approved, regardless of the number of votes cast FOR or AGAINST Proposal 2.

Who will count the votes?

Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”) has been engaged to receive and tabulate stockholder votes. Broadridge will separately tabulate FOR and AGAINST votes, abstentions, and broker non-votes. Broadridge will also certify the election results and perform any other acts required by the Delaware General Corporation Law.

Who is paying for the costs of this proxy solicitation?

We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet by our personnel who will not receive additional compensation for such solicitation. In addition, we will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to stockholders.

How can I find the results of the Special Meeting?

Preliminary results will be announced at the Special Meeting. Final results also will be published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) after the Special Meeting.

What does it mean if I receive more than one set of printed materials?

If you receive more than one set of printed materials, your shares may be registered in more than one name and/or are registered in different accounts.

Please follow the voting instructions on each set of printed materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The SEC has adopted rules that allow a company to deliver a single proxy statement to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify our Investor Relations Department at 510-241-1077 or IR@pulsebiosciences.com or by writing to Investor Relations, Pulse Biosciences, Inc., 601 Brickell Key Drive, Suite 1080, Miami, Florida 33131.

Beneficial owners may contact their broker, bank or other nominee to request information about householding.

Stockholder Proposals for 2025 Annual Meeting

The submission deadline for stockholder proposals to be included in our proxy materials for the 2025 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) was December 26, 2024 except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and received by our Corporate Secretary at Pulse Biosciences, Inc., 601 Brickell Key Drive, Suite 1080, Miami, FL 33131 by close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2025 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Advance Notice Procedure for 2025 Annual Meeting

Under our bylaws, director nominations and other business may be brought at an annual meeting of stockholders in accordance with the requirements of our bylaws as in effect from time to time. For the 2025 annual meeting of stockholders, a stockholder notice must be received by our Corporate Secretary at Pulse Biosciences, Inc., 601 Brickell Key Drive, Suite 1080, Miami, FL 33131, not later than the close of business on the 45th day, nor earlier than the close of business on the 75th day, before the one-year anniversary of the date on which we first mailed proxy materials or a notice of availability of proxy materials (whichever is earlier) for the previous year’s annual meeting. However, if the 2025 annual meeting of stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the 2024 Annual Meeting of Stockholders, then, for notice by the stockholder to be timely, it must be received by our Corporate Secretary not earlier than the close of business on the 120th day prior to the 2025 annual meeting of stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2025 annual meeting of stockholders, or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made. Please refer to the full text of our bylaw provisions for additional information and requirements. A copy of our current bylaws has been filed with our Annual Report on Form 10-K for the year ended December 31, 2024 and may be obtained by writing to our Corporate Secretary at the address listed in our proxy materials.

In addition to complying with the Company’s notice requirements under its bylaws as set forth in the previous paragraph, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2025. If the 2025 annual meeting changes by more than 30 calendar days from the anniversary date of the 2024 annual meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2025 annual meeting or the 10th calendar day following public announcement by the Company of the date of the 2025 annual meeting.

PROPOSAL 1

AMENDMENT TO THE PULSE BIOSCIENCES, INC. 2017 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AND TO CHANGE THE DEFINITION OF “CONSULTANT”

Our Board of Directors has unanimously adopted, and is submitting for stockholder approval, an amendment to the Pulse Biosciences, Inc. 2017 Equity Incentive Plan (the “Equity Plan” and, as amended by the Plan Amendment, the “Amended Plan”) to (i) increase the number of shares of our Common Stock authorized for issuance under the Equity Plan by 2,000,000 shares to continue to meet our compensation goals for current and future years and to provide sufficient authorized shares available under the Equity Plan for the grant of the Awards and (ii) change the definition of “Consultant” in the Equity Plan to allow the Company to grant equity awards to employees engaged by the Company through an employer of record. The Board of Directors believes that the success of the Company is largely dependent on its ability to attract, retain and motivate highly-qualified employees and non-employee directors, and that by continuing to offer them the opportunity to acquire or increase their proprietary interest in the Company, the Company will enhance its ability to attract, retain and motivate such persons.

As of August 25, 2025, there were 67,295,847 shares of our Common Stock issued and outstanding and there were zero shares of our Common Stock available for issuance under the Equity Plan (or zero shares available for issuance). As of August 25, 2025, there were also options outstanding to purchase 1.1 million shares of our common stock held by an executive and certain directors and consultants which are subject to future stockholder approval. Accordingly, our Board of Directors has determined that there are not sufficient shares of common stock available under the Equity Plan to support the Company’s intended compensation programs over the next several years.

On May 26, 2025, subject to stockholder approval, our Board of Directors approved the Plan Amendment described in this Proposal 1, and our Board of Directors is now submitting the Plan Amendment attached to this Proxy Statement as Annex A for stockholder approval. As proposed for approval, the Plan Amendment will increase the number of shares of our Common Stock issuable under the Equity Plan by 2,000,000 shares and it will change the definition of “Consultant” to read as follows:

“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, or engaged by a third party, such as a third-party payrolling service or employer of record, to render bona fide services to the Company or a Parent or Subsidiary, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act.

As described more fully below, we consider equity compensation to be a key component of our compensation structure. The closing sale price of our Common Stock quoted on the NASDAQ Global Market on August 25, 2025, was $16.49 per share.

Description of the Plan Amendment

The following is a summary of the Plan Amendment:

First, Section 3 of the Equity Plan is amended to include an additional 2,000,000 shares of Common Stock authorized for issuance under the Equity Plan.

Second, Section 2(k) of the Equity Plan is amended to allow the Company to grant equity awards to live persons engaged by the Company to perform services on its behalf through a separate employer of record or other staffing company.

Description of the Amended Plan

The following is a summary of the material terms of the Amended Plan, as proposed. This summary is not complete and is qualified in its entirety by reference to the full text of the Equity Plan, as modified by the Plan Amendment attached to this Proxy Statement as Annex A, and it assumes that this Proposal 1 is approved.

General

●	The Amended Plan would continue to have a 10-year term, expiring in 2027;
●

The Amended Plan would still provide for the grant of stock options, both incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares to eligible individuals (i.e., “Service Providers,” as defined by the Amended Plan), as the plan administrator (as defined below) may determine;

●

Service Providers would be defined to mean either Employees or Consultants, and Consultants would be defined as: “any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, or engaged by a third party, such as a third-party payrolling service or employer of record, to render bona fide services to the Company or a Parent or Subsidiary, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act;”

●	The additional 2,000,000 shares would be authorized for issuance pursuant to awards under the Equity Plan;
●

The Amended Plan would still provide for an annual increase, or “evergreen,” in the Shares authorized under the Equity Plan equal to the least of: (i) 1,200,000 shares, (ii) 4% of the Company’s Common Stock outstanding at December 31 of the immediately preceding year, or (iii) such number of Shares determined by the Board of Directors; and

●	The Amended Plan would still be administered by the Compensation Committee.

Administration

Our Board of Directors has delegated administration of the Equity Plan to the Compensation Committee.  Our Board of Directors and the Compensation Committee may further delegate administration of the Equity Plan to any committee of our Board of Directors, or a committee of individuals satisfying applicable laws appointed by our Board of Directors in accordance with the terms of the Equity Plan.  For purposes of this summary of the Equity Plan, the term “administrator” will refer to our Board of Directors or any committee designated by our Board of Directors to administer the Equity Plan.  To make grants to certain officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.  In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) and provided pursuant to a written binding contract that was in effect on November 2, 2017, and not materially modified on or after such date, within the meaning of Section 13601(e)(2) of the Tax Cuts and Jobs Act of 2017 (the “Grandfather Rule”), administration must be by a committee comprised solely of two or more “outside directors” within the meaning of Section 162(m).

Subject to the terms of the Equity Plan, the administrator has the sole discretion to select the service providers who will receive awards; to determine the terms and conditions of awards; and to approve forms of award agreements for use with the Equity Plan; to modify or amend each award, including to accelerate vesting or waive forfeiture restrictions, and to interpret the provisions of the Equity Plan and outstanding awards.  The administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant.  The administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the Equity Plan.  The administrator may institute and determine the terms and conditions of a program allowing for the cancellation of awards in exchange for different awards and/or cash, the transfer of an outstanding award to a financial institution or other person or entitled selected by the administrator, or the increase or reduction of the exercise price of any outstanding award.  The administrator will issue all awards pursuant to the terms and conditions of the Equity Plan.

Eligibility

Under the Equity Plan, all types of awards other than incentive stock options may be granted to our non-employee directors and to employees and consultants of Pulse Biosciences or any parent or subsidiary corporation of Pulse Biosciences.  Incentive stock options may be granted only to employees of Pulse Biosciences or any parent or subsidiary corporation of Pulse Biosciences.  As of August 25, 2025, we had 107 employees (including one employee director), four non-employee directors, and five consultants holding equity awards issued under the Equity Plan.

Shares Available for Issuance

Our stockholders are being asked to approve an additional 2,000,000 shares of Common Stock for issuance, subject to the adjustment provisions contained in the Equity Plan. The Equity Plan was previously approved by our stockholders at an annual meeting of stockholders held on May 16, 2017, and amended by a special meeting of stockholders on December 19, 2023, provides for an annual increase, as described below, and provisions that enabled the Company to reserve for issuance certain shares that had been previously subject to the Company’s 2015 Equity Incentive Plan.

Subject to the adjustment provisions contained in the Equity Plan, the number of shares of Common Stock available for issuance under the Equity Plan will be increased on the first day of each Fiscal Year, in an amount equal to the least of (i) 1,200,000 shares, (ii)  4% of the outstanding shares on the last day of the immediately preceding Fiscal Year or (iii) such number of shares determined by the Board of Directors; provided, that such determination under clause (iii) will be made no later than the last day of the immediately preceding Fiscal Year. The annual increases provided for under the Equity Plan began with the 2018 Fiscal Year. Since 2018, 5,740,308 shares of Common Stock have been added to the total number available for issuance under the Equity Plan. Because there are presently more than 30 million shares of Common Stock outstanding, the number of shares added annually to the Equity Plan pursuant to the evergreen will not exceed 1.2 million.

If any award granted under the Equity Plan expires or becomes unexercisable without having been exercised in full or is forfeited to or repurchased by us due to failure to vest, then the expired, unexercised, forfeited, or repurchased shares of Common Stock subject to such award will become available for future grant or sale under the Equity Plan.  With respect to the exercise of stock appreciation rights, only shares of Common Stock actually issued (i.e., the net shares issued) pursuant to a stock appreciation right will cease to be available under the Equity Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the Equity Plan (unless the Equity Plan has terminated).  Shares that actually have been issued under the Equity Plan under any award will not be returned to the Equity Plan and will not become available for future distribution under the Equity Plan; provided, however, that if shares of Common Stock issued pursuant to awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the Equity Plan.  Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the Equity Plan.  If an award is paid out in cash rather than shares, such payment will not reduce the number of shares available for issuance under the Equity Plan.

As of August 25, 2025, after the grant of the Awards described herein, there were  shares subject to issuance upon exercise of outstanding options pursuant to the Equity Plan, at a weighted average exercise price of $11.24, and with a weighted average remaining life of 7.35 years.

Limitation

The Equity Plan contains annual grant limits intended to satisfy Section 162(m) pursuant to the Grandfather Rule, if applicable. Specifically, for stock options or restricted stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m), during any Fiscal Year no participant will receive more than 250,000 shares of restricted stock or stock options to acquire more than an aggregate of 400,000 shares of Common Stock.

Adjustments

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities or other change in the corporate structure affecting our Common Stock, the Equity Plan administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Equity Plan, will adjust the number and class of shares that may be delivered under the Equity Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations discussed above.

Stock Options

An option gives a participant the right to purchase a specified number of shares for a fixed exercise price during a specified period of time.  Each option granted under the Equity Plan is evidenced by an award agreement specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Equity Plan.

The exercise price per share of each option may not be less than the fair market value of a share of our Common Stock on the date of grant.  However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary corporation of ours (a “ten percent stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant.  The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.  The fair market value of the common stock is generally the closing sales price of our stock as reported on the Nasdaq Capital Markets.

Options are exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement.

Upon the termination of a participant’s service, the unvested portion of the participant’s option generally expires.  The vested portion of the option remains exercisable for the period following the participant’s termination of service that was determined by the administrator and specified in the participant’s award agreement, and if no such period was determined by the administrator, the vested portion of the option remains exercisable for: (i) 3 months following a termination of the participant’s service for reasons other than death or disability (and if the participant dies within the 3-month period, the period will be extended to one year from the date of the participant’s death) or (ii) 12 months following a termination of the participant’s service due to death or disability.  In no event will the option be exercisable after the end of the option’s term.

The term of an option is specified in the award agreement but may not be more than 10 years (or 5 years for an incentive stock option granted to a ten percent stockholder).

The Equity Plan provides that the administrator will determine the acceptable form(s) of consideration for exercising an option.  An option will be deemed exercised when we receive the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our Common Stock between the date an award is granted and the date it is exercised.  Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying: (i) the difference between the fair market value of a share on the date of exercise and the exercise price by (ii) the number of exercised stock appreciation rights.  We may pay the appreciation in cash, in shares, or a combination of both.  Each stock appreciation right granted under the Equity Plan will be evidenced by an award agreement specifying the exercise price and the other terms and conditions of the award.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share of our Common Stock on the date of grant.

Stock appreciation rights will be exercisable at such times or under such conditions as determined by the administrator and set forth in the award agreement.

The term of a stock appreciation right may not be more than ten years.  The terms and conditions relating to the period of exercise of stock appreciation rights following the termination of a participant’s service are similar to those for options described above.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares that vest in accordance with the terms and conditions established by the administrator in its sole discretion.  Unless otherwise provided by the administrator, a participant will forfeit any shares of restricted stock that have not vested by the termination of the participant’s service.  Each restricted stock award granted will be evidenced by an award agreement specifying the number of shares subject to the award and the other terms and conditions of the award.  The administrator will determine the vesting conditions that apply to an award of restricted stock, but if an award of restricted stock is intended to qualify as performance-based compensation under Section 162(m) pursuant to the Grandfather Rule, if applicable, the vesting conditions will be based on a specified list of performance goals and certain other requirements, as further discussed below.

Unless the administrator provides otherwise, participants holding shares of restricted stock will have voting rights and rights to dividends and other distributions with respect to such shares without regard to vesting.  However, such dividends or other distributions will be subject to the same restrictions and forfeitability provisions that apply to the shares of restricted stock with respect to which they were paid.  The administrator has the discretion to reduce or waive any restrictions and to accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

A restricted stock unit represent a right to receive cash or a share of our Common Stock if the performance goals or other vesting criteria set by the administrator are achieved or the restricted stock unit otherwise vests.  Each award of restricted stock units granted under the Equity Plan will be evidenced by an award agreement specifying the number of shares subject to the award and other terms and conditions of the award.  The administrator will determine the vesting conditions that apply to an award of restricted stock units, but if an award of restricted stock units is intended to qualify as performance-based compensation under Section 162(m) pursuant to the Grandfather Rule, if applicable, the vesting conditions will be based on a specified list of performance goals and certain other requirements, as further discussed below.

After an award of restricted stock units has been granted, the administrator has the discretion to reduce or waive any restrictions or vesting criteria that must be met to receive a payout or to accelerate the time at which any restrictions will lapse or be removed.  A participant will forfeit any unearned restricted stock units upon termination of his or her service.  The administrator in its sole discretion may pay earned restricted stock units in cash, shares, or a combination of both.

Performance Units and Performance Shares

Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest.  Performance units will have an initial value established by the administrator on or before the date of grant.  Each performance share will have an initial value equal to the fair market value of a share on the grant date.  Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria set by the administrator are achieved or the awards otherwise vest.

Each award of performance units or performance shares granted under the Equity Plan will be evidenced by an award agreement specifying the performance period and other terms and conditions of the award.  The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator, in its discretion.  However, if an award of performance shares or performance units is intended to qualify as performance-based compensation under Section 162(m) pursuant to the Grandfather Rule, if applicable, the vesting conditions will be based on a specified list of performance goals and certain other requirements, as further discussed below.

After an award of performance units or performance shares has been granted, the administrator has the discretion to accelerate, reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares, but may not increase the amount payable at a given level of performance.

The administrator has the discretion to pay earned performance units or performance shares in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or performance shares at the close of the applicable performance period), or a combination of both.

A participant will forfeit any performance units or performance shares that have not been earned or have not vested as of the termination of his or her service with us.

Performance Goals

The granting and/or vesting of awards of restricted stock, restricted stock units, performance shares and performance units, and other incentives under the Equity Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) pursuant to the Grandfather Rule, if applicable and may provide for a targeted level or levels of achievement.  Any performance goals may be used to measure the performance of our company as a whole or a business unit of the Company and may be measured relative to a peer group or index.  The performance goals may differ from participant to participant and from award to award.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to performance goals, and within the first 25% of the performance period and no more than 90 days following the commencement of the performance period (or such other time required or permitted by Section 162(m)), the administrator will, in writing: (i) designate one or more participants to whom an award will be made; (ii) select the performance goals applicable to the performance period; (iii) establish the performance goals, and amounts or methods of computation of the awards which may be earned for the performance period; and (iv) specify the relationship between performance goals and the amounts or methods of computation of such awards, as applicable, to be earned by each participant for such performance period.  Following the completion of each performance period, the administrator will certify in writing whether the applicable performance goals have been achieved for such performance period.  In determining the amounts earned by a participant, the administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the administrator may deem relevant to the assessment of individual or corporate performance for the performance period.  A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Transferability

Awards generally are not transferable other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant.  If the administrator makes an award transferable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Dissolution or Liquidation

In the event of a proposed dissolution or liquidation of our Company, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction.  An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The Equity Plan provides that, in the event of a merger or change in control of the Company, each award will be treated as the administrator determines.

If the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse.  With respect to awards with performance-based vesting that are not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at 100% and all other terms and conditions will be deemed met.  In addition, if an option or stock appreciation right is not assumed or substituted for, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator, in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

For awards granted to our non-employee directors, in the event of a change in control, (i) the non-employee director will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, (ii) all restrictions on the non-employee director’s restricted stock and restricted stock units will lapse, and (iii) with respect to the non-employee director’s awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% and all other terms and conditions will be deemed met.

Amendment and Termination

The Equity Plan will automatically terminate ten years from the date of its initial adoption by our Board of Directors, unless terminated at an earlier time by our Board of Directors.  The administrator may amend, alter, suspend, or terminate the Equity Plan at any time, provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws.  No amendment, alteration, suspension, or termination may impair the rights of any participant unless mutually agreed otherwise between the participant and the administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Equity Plan.  The summary is based on existing U.S. laws and regulations as of the Record Date, and there can be no assurance that those laws and regulations will not change in the future.  The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.  As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code.  If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift).  Any gain in excess of that amount will be a capital gain.  If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss.  Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise.  In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for some purposes.

Nonstatutory Stock Options

A participant generally recognizes no taxable income as the result of the grant of such an option.  However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of our Common Stock on such date exceeds the exercise price.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  Upon the sale of the shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss.  No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the shares acquired through the exercise of the nonstatutory stock option.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant.  Upon exercise, the participant generally will recognize ordinary income equal to the amount that the fair market value of any shares received exceeds the exercise price.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  The participant may elect, pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired.  Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units.  A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant.  Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award.  Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted shares received.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events.  Awards granted under the Equity Plan with a deferral feature will be subject to the requirements of Section 409A.  If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received.  Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for Pulse Biosciences

We generally will be entitled to a tax deduction in connection with an award under the Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code.  Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance.  Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. The Tax Cuts and Jobs Act of 2017 (the “Act”) amended Section 162(m) to remove the performance-based compensation exemption effective generally for tax years beginning after December 31, 2017. However, the Grandfather Rule preserves the pre-Act Section 162(m) rules for compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, and that is not materally modified on or after such date. Thus, compensation that would otherwise be nondeductible under post-Act Section 162(m) may remain deductible if it meets the Grandfather Rule. We can preserve the deductibility of certain compensation in excess of $1,000,000 if the Grandfather Rule applies and the conditions of Section 162(m) are met.  These conditions include (among others) stockholder approval of the Equity Plan and its material terms, setting limits on the number of awards that any individual may receive and for awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid.  The Equity Plan has been designed to permit (but not require) the plan administrator to grant awards that are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m) pursuant to the Grandfather Rule, if applicable.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND PULSE BIOSCIENCES WITH RESPECT TO AWARDS UNDER THE EQUITY PLAN.  IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

New Plan Benefits

The following table sets forth the benefits or amounts that will be received by, or allocated to, each of the individuals and groups indicated below under the Equity Plan as amended upon the approval of Proposal 1 and Proposal 2, to the extent such benefits or amounts are determinable. The grant of options or other awards under the Equity Plan is discretionary. Except with respect to the Awards specifically described below, no determination has been made as to which of the individuals eligible to participate in the Equity Plan will receive awards under the Equity Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable. If our stockholders do not approve Proposal 1 and Proposal 2, these grants will not become exercisable:

Name and Position	Number of Shares Subject to Awards	Dollar Value of Awards ($)(1)
Paul A. LaViolette, Chief Executive Officer, President, Co-Chairman of the Board (Principal Executive Officer)	200,000(2)	$2,443,080
Manmeet S. Soni, Director	200,000(2)	$2,443,080
Mahkam Zanganeh, Director	200,000(2)	$2,443,080
All current executive officers as a group	200,000(2)	$2,443,080
All current directors who are not executive officers as a group	400,000(2)	$4,886,160
All employees, including all current officers who are not executive officers, as a group	-	-

(1)

Amounts shown represent the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by our directors. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements.

(2)

Each executive and director of the Company named in this table received awards of stock options under the 2017 Equity Incentive Plan that are contingent on stockholder approval of Proposals 1 and 2. The stock options have a per share exercise price of $15.65 and expire on August 9, 2034. For additional details regarding such stock options, see “Proposal 2 – Ratification of the Grant of Options to Acquire Common Stock Granted to an Executive and certain Directors and Consultants of the Company Pursuant to the Equity Plan.”

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Special Meeting (assuming a quorum is present) is required for approval of the Plan Amendment. Consequently, broker non-votes will have no impact on the approval of the Plan Amendment, but abstentions will act as a vote against approval of the Plan Amendment. Shares of common stock represented by executed, but unmarked, proxies will be voted “FOR” the approval of the Plan Amendment. In the event that the Plan Amendment is not approved by our stockholders at the Special Meeting, the Equity Plan as in effect prior to the currently proposed Plan Amendment will remain in full force and effect.

The Board of Directors unanimously recommends a vote “FOR” the approval of the plan amendment to increase the number of authorized shares of Common Stock Issuable under the Equity Plan by 2,000,000 shares and to change the Equity Plan's definition of “Consultant”.

PROPOSAL 2

RATIFICATION OF THE GRANT OF OPTIONS TO ACQUIRE COMMON STOCK GRANTED TO AN EXECUTIVE AND CERTAIN DIRECTORS AND CONSULTANTS OF THE COMPANY PURSUANT TO THE EQUITY PLAN

In order to reward an executive and certain directors of the Company for their service as members of the Board’s newly establish Strategic Advisory Committee and to further incentivize each of these directors to continue rendering beneficial service to the Company as either both a member of the Board and as a member of the Strategic Advisory Committee or, in the case of Mr. LaViolette, our Chief Executive Officer, as both a member of the Board and as an executive officer, the Compensation Committee of the Board on August 9, 2024, upon changing the Company’s Outside Director Compensation Policy, approved the grant of stock options to the three members of the Strategic Advisory Committee to purchase, in aggregate, up to 600,000 shares of Common Stock, at a price of $15.65 per share, subject to the ratification of these awards by stockholders and approval of Proposal 1. At the time of the grant, Mr. LaViolette was not yet an executive officer of the Company. Thereafter, as of January 21, 2025, the Compensation Committee of our Board approved the grant of stock options to three of the Company’s key consultants, clinicians who are services as the Company’s acting medical officers in their respective medical fields, to purchase, in aggregate, up to 500,000 shares of Common stock, at a price of $19.58 per share, subject to the ratification of these awards by stockholders and approval of Proposal 1.

Unless both Proposal 1 is approved and Proposal 2 is ratified, the awards for 600,000 shares granted on August 9, 2024 and the awards for 500,000 shares granted on January 21, 2025 (collectively, the “Awards”) will be void.

If approved at the Special Meeting, the Awards shall: (i) be non-qualified options to purchase shares of Common Stock in the numbers set forth below, (ii) have the exercise prices indicated below, which were the Fair Market Value (as defined in the Equity Plan) of the Common Stock as of August 9, 2025 and January 21, 2025, respectively, (iii) have a ten year term, and (iv) vest according to the following vesting terms:

Name and Position	Number of Options to Purchase shares of Common Stock	Exercise Price per Share	Vesting Provisions
Reporting Executive and/or Director
Paul A. LaViolette	200,000	$15.65	(1)
Manmeet S. Soni	200,000	$15.65	(1)
Mahkam Zanganeh	200,000	$15.65	(1)
KOL Clinical Consultants
Consultant #1	100,000	$19.58	Shares will vest over 4-year period, with 25% vesting on each anniversary
Consultant #2	100,000	$19.58	(2)
Consultant #3	300,000	$19.58	(3)
Total	1,100,000

(1)

These awards will vest and, if applicable, become exercisable, as follows: one fourth (1/4th) of the shares subject to these awards will vest on the date of the Company’s next annual meeting following the award recipient’s election or appointment to the Strategic Advisory Committee and the remaining three fourths (3/4ths) of the shares subject to these awards will vest on a monthly basis thereafter, with one thirty-sixth (1/36th) of the shares vesting on each monthly anniversary after the initial vesting date, subject to the director continuing to serve as a member of the Strategic Advisory Committee through each vesting date.

(2)

This award will vest and, if applicable, become exercisable, as follows: (i) 1/2 of these shares (50,000 option shares) will vest when the Company has had a market capitalization of not less than $4b for 270 consecutive calendar days, and (ii) 1/2 of these shares (50,000 option shares) will vest when the Company has had a market capitalization of not less than $5b for 270 consecutive calendar days.

(3)

This award will vest and, if applicable, become exercisable, as follows: (a) 2/3 of the option shares subject to the option (200,000 option shares) will vest as follows: 25% (50,000 option shares) will vest on the first anniversary of the consultant’s start date and thereafter the remaining option shares (150,000 option shares) will vest in equal amounts on an annual basis over the three year period starting with the first anniversary of his start date, and (b) 1/3 of the option shares subject to the option (100,000 option shares) will vest as follows: (i) 1/2 of these shares (50,000 option shares) will vest when the Company has had a market capitalization of not less than $4b for 270 consecutive calendar days, and (ii) 1/2 of these shares (50,000 option shares) will vest when the Company has had a market capitalization of not less than $5b for 270 consecutive calendar days.

As of August 1, 2024, before the grant of the first three Awards, 655,907 shares of Common Stock remained available for issuance under the Equity Plan. As of August 25, 2025, zero shares of Common Stock remain available for issuance under the Equity Plan.

If Proposal 1 and Proposal 2 are approved, we anticipate the pool of available shares under the Equity Plan will consist of approximately 250,000 shares at the end of the third quarter of 2025.

Vote Required

The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the Special Meeting (assuming a quorum is present) is required for approval of the Awards. Consequently, broker non-votes will have No impact on the approval of the Awards, but abstentions will act as a vote against approval of the Awards. Shares of common stock represented by executed, but unmarked, proxies will be voted “FOR” the approval of the Awards. If Proposal 1 is not approved, Proposal 2 will not be approved, regardless of the number of votes cast FOR or AGAINST Proposal 2.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the Awards issued under the Equity Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of August 25, 2025, with respect to the beneficial ownership of our common stock by (i) each person we believe beneficially holds more than 5% of the outstanding shares of our common stock based solely on our review of SEC filings or information provided to us by such person; (ii) each director of our Company; (iii) each named executive officer listed in the table entitled, “Summary Compensation Table” under the section entitled, “Executive Compensation”; and (iv) all directors and executive officers as a group. As of August 25, 2025, there were 67,295,847 shares of our common stock issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of our common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned. Unless otherwise noted below, the address of each stockholder listed on the table is c/o Pulse Biosciences, Inc., 601 Brickell Key Drive, Suite 1080, Miami, FL 33131.

Name and address of beneficial owner	Number of Shares Owned(1)	Right to Acquire Shares(2)	Total Beneficial Ownership	Percent of Class(3)
5% Stockholders:
Robert W. Duggan(4)	48,596,839	220,484	48,817,323	72.3%

Named executive officers and directors:
Robert W. Duggan(4)	48,596,839	220,484	48,817,323	72.3%
Kevin P. Danahy	43,298	513,150	556,448	*
Paul A. LaViolette	—	82,291	82,291	*
Jon Skinner	—	—	—	*
Manmeet S. Soni	—	400,551	400,551	*
Darrin R. Uecker	122,872	474,536	597,408	*
Richard A. van den Broek	—	245,911	245,911	*
Mahkam Zanganeh, D.D.S.(5)	873,469	329,785	1,203,254	1.8%
All executive officers and directors as a group (8 people)	49,636,478	2,266,708	51,903,186	74.6%

*	Represents beneficial ownership of less than one percent.
(1)	Excludes shares that may be acquired through the exercise of outstanding stock options or the vesting of restricted stock units or other equity awards.
(2)

Represents shares issuable within 60 days after August 25, 2025 upon exercise of exercisable options or exercisable warrants to purchase common stock issued in the Company’s 2024 rights offering; however, unless otherwise indicated, these shares do not include any equity awards awarded after August 25, 2025.

(3)	For purposes of calculating the Percent of Class, shares that the person or entity had a right to acquire are deemed to be outstanding when calculating the Percent of Class of such person or entity.
(4)

Based on information obtained from Mr. Duggan. Includes shares owned by Genius Inc. and shares owned by Blazon Corporation, both of which Mr. Duggan is the sole stockholder. The number of shares of common stock beneficially owned by Mr. Duggan reported in the table above does not include the 1,204,921 shares of common stock which are beneficially owned by Mr. Duggan’s spouse, Dr. Zanganeh, and which are described in footnote 5 below. As spouses, Mr. Duggan and Dr. Zanganeh may be deemed to have acquired beneficial ownership of the securities held by the other spouse upon their marriage on December 18, 2024. Mr. Duggan does not hold any voting or investment power over such securities held by Dr. Zanganeh. Mr. Duggan disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein.

(5)

Includes (a) shares owned by Mahin Zanganeh, Dr. Zanganeh’s mother, (b) shares are owned by Mahshad Zanganeh, Dr. Zanganeh’s sister, and (c) shares held in trust for the benefit of her son. The number of shares of common stock beneficially owned by Dr. Zanganeh as reported in the table above does not include the 48,814,823 shares of common stock which are beneficially owned by Dr. Zanganeh’s spouse, Mr. Duggan, and which are described in footnote 4 above. As spouses, Dr. Zanganeh and Mr. Duggan may be deemed to have acquired beneficial ownership of the securities held by the other spouse upon their marriage on December 18, 2024. Dr. Zanganeh does not hold any voting or investment power over such securities held by Mr. Duggan. Dr. Zanganeh disclaims beneficial ownership of all such securities, except to the extent of her pecuniary interest therein.

Equity Compensation Plan Information

The following table presents information about our equity compensation plans as of December 31, 2024:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by security holders(1)	10,076,289	8.93	921,769
Equity compensation plans not approved by security holders(2)	903,043	10.04	2,993,126

(1)

Includes the following plans: the 2017 Equity Incentive Plan (the “Equity Incentive Plan”) and the 2017 Employee Stock Purchase Plan (the “ESPP”). Our Equity Incentive Plan provides that the number of shares available for issuance thereunder will be increased on the first day of each fiscal year beginning with the 2018 fiscal year in an amount equal to the least of (i) 1,200,000 shares, (ii) 4% of the outstanding shares of our common stock as of December 31 of the immediately preceding year, or (iii) such number of shares as determined by our Board of Directors. On January 1, 2023, the number of shares available for issuance under the Equity Incentive Plan increased by 1,200,000 shares pursuant to these provisions and, on December 19, 2023, the number of shares available for issuance under the Equity Incentive Plan increased by 1,375,000 shares pursuant to a special stockholder vote. On January 1, 2024, the number of shares available for issuance under the Equity Incentive Plan increased by an additional 1,200,000 shares pursuant to the Equity Incentive Plan’s provisions. On January 1, 2025, the number of shares available for issuance under the Equity Incentive Plan increased by an additional 1,200,000 shares pursuant to the Equity Incentive Plan’s provisions. These increases are reflected in the table above.  Our ESPP provides that the number of shares available for issuance thereunder will be increased on the first day of each fiscal year beginning with the 2018 fiscal year in an amount equal to the least of (i) 450,000 shares, (ii) 1.5% of the outstanding shares of our common stock as of December 31 of the immediately preceding year, or (iii) such number of shares as determined by our Board of Directors. In December 2022, our Board of Directors elected not to permit an increase to the number of shares available for issuance under our ESPP. However, on January 1, 2024, the number of shares available for issuance under the ESPP increased by 450,000 shares pursuant to the ESPP’s provisions. On January 1, 2025, the number of shares available for issuance under the ESPP increased by 450,000 shares pursuant to the ESPP’s provisions The Compensation Committee has awarded stock options to three of our directors, totaling 600,000 options, pursuant to the Amended Compensation Policy for their service on our Advisory Board. All these options were granted subject to future stockholder approval of an increase in our Equity Incentive Plan’s available pool of shares for grant.

(2)

Consists of the Company’s 2017 Inducement Equity Incentive Plan (the “Inducement Plan”), which was adopted by our Board of Directors. We initially reserved 1,000,000 shares of our common stock for issuance pursuant to equity awards granted under the Inducement Plan. On May 20, 2021, the Board approved an amendment to the Inducement Plan to increase the number of shares reserved for issuance by an additional 1,000,000 shares. This increase is reflected in the table above. In March 2024, the Board approved a second amendment to the Inducement Plan to reserve an additional 2,000,000 shares of the Company’s common stock for issuance pursuant to the Inducement Plan. This increase is also reflected in the table above.

OTHER INFORMATION

STOCKHOLDER PROPOSALS

You may submit proper proposals, including recommendations of director candidates, for inclusion in the proxy materials or meeting agenda for future stockholder meetings by following certain procedures outlined in this proxy statement.

PROXY SOLICITATION

We are making this solicitation of proxies on behalf of the Board, and we will bear the cost of soliciting proxies. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers and other of our employees who will receive no additional compensation therefor. We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy. We will reimburse such persons for their reasonable expenses.

STOCKHOLDERS SHARING THE SAME ADDRESSS

The SEC has adopted rules that allow a company to deliver a single proxy statement to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify our Investor Relations Department at 510-241-1077 or IR@pulsebiosciences.com or by writing to Investor Relations, Pulse Biosciences, Inc., 601 Brickell Key Drive, Suite 1080, Miami, Florida 33131.

OTHER MATTERS

This Proxy Statement is posted on our website at www.pulsebiosciences.com and is also available from the SEC at its website at www.sec.gov.

The board of directors does not know of any other matters to be presented at the Special Meeting. If any additional matters are properly presented at the Special Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our Common Stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our Common Stock be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, requested to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Miami, Florida
September 2, 2025

Annex A

AMENDMENT NO. 2 TO THE PULSE BIOSCIENCES, INC. 2017 EQUITY INCENTIVE PLAN

This Amendment No. 2 (this “Amendment”) to the Pulse Biosciences, Inc. 2017 Equity Incentive Plan (the “Equity Plan”), is hereby adopted as of May 26, 2024, by the Board of Directors (the “Board”) of Pulse Biosciences, Inc. (the “Company”).  All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Plan.

WITNESSETH:

WHEREAS, the Company adopted the Equity Plan for the purposes set forth therein; and

WHEREAS, pursuant to Section 20 of the Equity Plan, the Board has the right to amend the Equity Plan;

NOW, THEREFORE, BE IT RESOLVED, that the Equity Plan is hereby amended as follows:

1.	That Section 3(a) of the Equity Plan is amended to read as follows:

“Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 4,875,000 Shares, plus (i) the number of Shares added to the Plan pursuant to Section 3(b), and (ii) the sum of (A) any Shares that, as of the date of initial stockholder approval of this Plan, have been reserved but not issued pursuant to any awards granted under the Company’s 2015 Stock Incentive Plan, as amended (the “2015 Plan”), and are not subject to any awards granted thereunder, and (B) any Shares subject to stock options or similar awards granted under the 2015 Plan that, after the date of initial stockholder approval of this Plan, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the 2015 Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to clause (ii) equal to 5,000,000.  The Shares may be authorized, but unissued, or reacquired Common Stock.”

2.	That Section 2(k) of the Equity Plan is amended to read as follows:

“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, or engaged by a third party, such as a third-party payrolling service or employer of record, to render bona fide services to the Company or a Parent or Subsidiary, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act.

Except as specifically set forth herein, the terms of the Equity Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect. The foregoing is hereby acknowledged as being Amendment No. 2 to the Plan, as adopted by the Board on May 2, 2025, subject to the approval of the Company’s stockholders in accordance with the terms of the Plan.

A-1

PULSE BIOSCIENCES, INC.
3957 POINT EDEN WAY
HAYWARD, CA 94545

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 29, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PLSE2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 29, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79237-S21075 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PULSE BIOSCIENCES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2 BELOW.

Vote on Proposals	**For**	**Against**	**Abstain**
1. To approve an amendment to the Pulse Biosciences, Inc. 2017 Equity Incentive Plan (the "Plan"), to increase the number of shares of the Company's common stock issuable under the Plan by 2,000,000 shares and to change the Plan's definition of "Consultant."	☐	☐	☐
2. Subject to approval of Proposal 1, to ratify the grant under the Plan of (i) options to acquire up to 500,000 shares of Common Stock granted to certain Company consultants, and (ii) options to acquire up to 600,000 shares of Common Stock granted to certain Company directors.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR Proposals 1 and 2 in accordance with the recommendations of the Company's Board of Directors. The proxies are also authorized to vote upon such other matters as may properly come before the Special Meeting in accordance with their discretion.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

V79238-S21075

PULSE BIOSCIENCES, INC.
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Paul A. LaViolette and Jon Skinner, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Pulse BioSciences, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders be held at 4:00 p.m., Eastern Time on September 30, 2025, to be conducted virtually via live webcast at www.virtualshareholdermeeting.com/PLSE2025SM, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE